Exhibit 10.2

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is made and entered as of __________ _____, 2015, by and between Turing Pharmaceuticals, LLC, a Delaware limited liability company (the “Service Provider”) and KaloBios Pharmaceuticals, Inc. (the “Company”), a Delaware corporation. The Service Provider and the Company hereinafter sometimes referred to as a “Party” and, collectively, as “Parties”.

WITNESSETH:

WHEREAS, the Company wishes to utilize the services of certain employees of the Service Provider in connection with its business operations (the "Business"); and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth the terms of their agreement regarding the Company's utilization of the Service Provider's employees in the Business.

NOW, THEREFORE, in consideration of the following premises and the mutual consents and undertakings herein, each Party agrees as follows:

1.	Engagement. Subject to the terms and conditions of this Agreement, Service Provider hereby agrees to provide the Company with the services of those employees of Employer listed on Schedule A attached hereto, as may be modified from time to time (the "Leased Employees"). The services to be performed hereunder by the Leased Employees shall be the same as, or substantially similar to, the services performed by the Leased Employees on behalf of Employer immediately prior to the date hereof, unless otherwise directed by the Service Provider and the Company.

2.	Term. This Agreement shall be for a term of six (6) months (the “Initial Term”). The Initial Term shall be automatically renewed for successive six (6) month periods (the “Renewal Term” and together with the Initial Term, the “Term”). Either party may terminate this Agreement at any time by giving ten (10) days’ notice to the other party.

3.	Non-Exclusivity. The Service Provider may enter into subsequent engagements with the Company or any other Company or person separate from this Agreement to provide the same or similar services as set forth in this Agreement; provided, however, that such subsequent engagements may not preclude or prevent the Service Provider from performing its duties under this Agreement.

4.	Relationship of the Parties. The parties hereto are independent contractors and nothing in this Agreement creates a joint venture, partnership or relationship of agency between the parties, and except as expressly authorized herein, neither party has any authority to act, make representations, or contract on behalf of the other party.

5.	Fees. The Service Provider shall charge the Company on an hourly basis according the hourly rates outlined on Schedule A hereto to account for each hour that any Leased Employee performs services to the Company (the “Fees”). The Service Provider shall require each Leased Employee working on matters for the Company to document the hours worked on such matters and, by the close of business on the last day of each calendar month, to report the total hours worked for the Company during the prior month to the Service Provider and the Company’s Department of Human Resources. The Company further agrees to reimburse the Service Provider for all other direct costs or out of pocket expenses incurred in connection with the rendering of such services; provided, that, appropriate documentation of any such expenses is also provided to the Company. The Service Provider shall then present the Company with an invoice for the total Fees on (or the next business day following) the last day of each month, or as otherwise mutually agreed upon by the Company and the Service Provider. The parties agree that Schedule A may be updated by the Service Provider with the written consent of the Company. Any outstanding Fees shall be payable in arrears within thirty (30) days of terminating this Agreement.

6.	Working Facilities and Expenses. The Service Provider shall provide its Services from its primary location in New York City. The Leased Employees necessary to discharge the Service Provider’s obligations and responsibilities hereunder shall be employees of the Service Provider and shall be hired, paid and discharged by the Service Provider in its reasonable discretion and at the Service Provider’s sole expense; provided, however, that if the Company (exercising reasonable judgment, in good faith) shall request the Service Provider to terminate the responsibilities of any Leased Employee in respect of the Company, then the Service Provider shall effect such termination. The Service Provider shall determine the number of Leased Employees necessary to discharge the Service Provider’s obligations and responsibilities hereunder.

7.	Indemnification. The Company shall indemnify and hold harmless and defend the Service Provider, its affiliates and any of their respective officers, partners, directors, employees and agents, from and against any and all losses, claims, damages, liabilities expenses (including without limitation, reasonable attorney’s fees payable to counsel of the Service Provider’s choice), judgments, fines, settlements and other amounts arising out of or relating to acts or omissions taken by the Service Provider in good faith while performing the Services for the Company. The Service Provider shall indemnify and hold harmless and defend the Company, its affiliates and any of their respective officers, partners, directors, employees and agents from and against any and all losses, claims, damages, liabilities expenses (including without limitation, reasonable attorney’s fees payable to counsel of the Service Provider’s choice), judgments, fines, settlements and other amounts arising out or in violation of any instruction of the Company. Indemnitees shall not be entitled to indemnification under this Section 7 with respect to any claim, issue or matter in respect of which it has committed fraud, willful breach of this Agreement or willful or wanton misconduct.

8.	Confidentiality, Non-Disparagement.

a.	The Service Provider agrees that all information relating to the business and affairs of the Company shall at all times and for all purposes be confidential and held by the Service Provider in confidence and solely for the benefit of the Company.

b.	The Service Provider hereby covenants and warrants that it shall not disclose or furnish to any other person or entity the existence, terms, or conditions of this Agreement, or any information contained herein or obtained as a result hereof which is not specifically a matter of public record, without the prior written consent of the Company.

c.	Other than in the performance of the Service Provider’s duties for the Company, the Service Provider will not remove from the Company’s premises any Company property or confidential information in any form. Upon termination of this Agreement, the Service Provider shall return to the Company all Company property then in the Service Provider’s possession.

d.	Neither Party shall, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way any other party to this Agreement, except to the extent specifically required by law, and then only after consultation with the other party. This provision shall survive the termination of this Agreement.

9.	Miscellaneous.

a.	Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced to the minimum extent necessary to remove any portion of any such invalid, illegal or unenforceable provisions necessary to make the balance of such provision valid legal and enforceable.

b.	Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

c.	This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

d.	The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

e.	This Agreement contains the entire agreement of the parties relating to the terms and conditions of the Service Provider’s engagement, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof.

f.	This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. This Agreement will not be assigned by the Service Provider without the written consent of the Company. The Company may freely assign this Agreement and the Services, in whole or in part, to any of its affiliates or designees.

g.	No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

h.	This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first set forth above.

Service Provider:

TURING PHARMACEUTICALS LLC

By:
Name:
Title:

Company:

KALOBIOS PHARMACEUTICALS, Inc.

By:
Name:
Title:

SCHEDULE A

Updated as of _____________, 2015

NAME OF THE SERVICE PROVIDER EMPLOYEE	POSITION/TITLE	ANNUAL BASE SALARY	HOURLY RATE TO BE BILLED TO THE COMPANY